EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Cuisine Solutions, Inc.
Alexandria, Virginia
We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-60616 and 333-92167) of Cuisine Solutions, Inc. of our report dated September 1, 2006, relating to the consolidated financial statements and financial statement schedule, which appears in this Form 10-K.

/s/ BDO Seidman, LLP
BDO Seidman, LLP
Bethesda, Maryland
September 21, 2006

52